                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      CYBEX COMPUTER PRODUCTS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   Cybex Logo

                              4912 RESEARCH DRIVE
                           HUNTSVILLE, ALABAMA 35805

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To be held August 17, 1998

TO THE SHAREHOLDERS:

     The annual meeting of shareholders of Cybex Computer Products Corporation (the "Company") will be held at the Holiday Inn, Research Park, 5903 University Drive, N.W., Huntsville, Alabama 35806, on the 17th day of August, 1998, at 10:30 a.m. (local time), for the following purposes:

          (1) To elect a Board of Directors to serve until the next annual meeting or until their successors are duly elected;

          (2) To consider and vote upon a proposal to adopt the 1998 Employee Stock Incentive Plan which reserves for issuance thereunder 750,000 shares of the Company's common stock, par value $.001 per share;

          (3) To consider and vote upon a proposal to ratify the engagement of the accounting firm of PricewaterhouseCoopers LLP as independent auditors for the current fiscal year; and

          (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     We hope you will attend the meeting and take an active part in it. Details concerning those matters to come before the meeting are set forth in the accompanying proxy statement for your inspection. Whether you plan to attend the meeting or not, please execute the enclosed proxy and return it in the return envelope which is enclosed for your convenience.

     The annual report of the Company for the fiscal year ended March 31, 1998, is enclosed. We hope you will find it informative.

     Pursuant to a resolution adopted by the Board of Directors of the Company, the close of business on July 10, 1998, has been fixed as the date for determination of shareholders entitled to notice of this meeting and to vote at the meeting.

                                          /s/ Remigius G. Shatas
                                          Remigius G. Shatas
                                          Secretary

                                          BY ORDER OF THE BOARD OF DIRECTORS

Huntsville, Alabama
July 17, 1998.

                                   Cybex Logo

                              4912 RESEARCH DRIVE
                           HUNTSVILLE, ALABAMA 35805

                         ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 17, 1998

                                PROXY STATEMENT

                                  INTRODUCTION

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cybex Computer Products Corporation (the "Company") to be voted at the annual meeting of shareholders to be held at the Holiday Inn, Research Park, 5903 University Drive, N.W., Huntsville, Alabama 35806, on August 17, 1998 at 10:30 a.m. (local time) for the purposes set forth in the accompanying notice, and at any adjournment thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders on or about July 17, 1998.

     If the enclosed proxy is properly executed, returned and not revoked, it will be voted in accordance with the instructions given by the shareholder, and if no instructions are given, will be voted (a) FOR the election as directors of the nominees as listed and described in this Proxy Statement, (b) FOR the adoption of the 1998 Employee Stock Incentive Plan, (c) FOR the ratification of the engagement of the firm of PricewaterhouseCoopers LLP as independent auditors for the current fiscal year, and (d) FOR the recommendations of the Board of Directors on any other proposal that may properly come before the meeting. The persons named as proxies in the enclosed form of proxy were selected by the Company's Board of Directors.

     Please sign and return the proxy in the enclosed return envelope so the Common Stock you own will be voted in accordance with your wishes. Proxies may be solicited by personal interview, telephone or mail. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting materials to their principals and to obtain authorization for the execution of proxies, and will be reimbursed for their reasonable out-of-pocket expenses incurred in that process. The Company will bear the cost of the solicitation of proxies, which is expected to be nominal.

PROXY IS REVOCABLE

     If, after you send in your proxy you desire to revoke your proxy for any reason, you may do so by giving notification of such intent to Doyle C. Weeks, the Assistant Secretary of the Company, in writing at any time prior to the commencement of the annual meeting. Also, your proxy may be revoked by submitting a later-dated proxy or by attending the meeting and voting in person. Unmarked proxies received by the Company will be voted in favor of each of the proposals herein specified and as directed by the attorneys-in-fact as to any other matter which may come before the meeting.

DATE OF RECORD

     The close of business on July 10, 1998, has been fixed as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the annual meeting. Each share of Common Stock is entitled to one vote on all matters.

OUTSTANDING SECURITIES

     As of the close of business on July 10, 1998, the Company had authorized 25,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), of which 8,292,771 were issued and outstanding and entitled to vote. On March 30, 1998, the Company announced a 3-for-2 stock split, effected as a 50% stock dividend (the "Stock Split"). The additional new shares were distributed to shareholders on April 28, 1998. All stock and stock option information contained herein gives retroactive effect to the Stock Split. The Common Stock is the Company's only outstanding voting stock.

BUSINESS TO BE CONSIDERED AT THE ANNUAL MEETING OF SHAREHOLDERS

     It is expected that the following business will be considered and action taken thereon at the annual meeting:

        (1) The election of a Board of Directors to serve until the next annual meeting or until their successors are duly elected;

        (2) A proposal to adopt the 1998 Employee Stock Incentive Plan which reserves for issuance thereunder 750,000 shares of the Company's Common Stock;

        (3) A proposal to ratify the engagement of the accounting firm of PricewaterhouseCoopers LLP as independent auditors for the current fiscal year; and

        (4) The transacting of such other business as may properly come before the meeting or any adjournment thereof.

SHAREHOLDERS LIST

     A complete list of the shareholders entitled to vote at the annual meeting of shareholders to be held on August 17, 1998, will be available for inspection during normal business hours at the principal office of the Company for a period of at least 10 days prior to the meeting, upon written request to the Company by a shareholder, and at all times during the annual meeting at the place of the meeting.

                         ELECTION OF BOARD OF DIRECTORS

INTRODUCTION

     A Board of Directors consisting of no less than three and no more than 15 persons is authorized by the Company's Bylaws. As provided in the Company's Bylaws, the Board of Directors has fixed at six (6) the number of members to serve on the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. The six nominees receiving the highest number of votes at the annual meeting will be elected as directors. Abstentions and broker non-votes will not affect the tally of votes cast in the election. (A non-vote occurs when a broker, or other fiduciary, holding shares for a beneficial owner votes on one proposal but lacks authority from the owners to vote on another proposal.) The present Board of Directors consists of six (6) members, all of whom are nominees for election to the Board of Directors at this meeting. Five of the present Directors were elected to the Board of Directors of the Company during 1997 by the shareholders. Doyle C. Weeks was elected to the Board of Directors by the Board of Directors in April 1998. Each nominee for the Board of Directors has expressed the willingness to serve as a Director during the coming year. Each Director elected to the Board of Directors at this meeting will serve for a term of one year or until a successor is duly elected and qualified.

     Unless a proxy shall specify otherwise, the persons named in the proxy shall vote the shares covered thereby for the nominees designated by the Board of Directors listed below. If any nominee becomes unavailable for election, the current Board of Directors will determine how the proxies will be voted.

NOMINEES

     The following table sets forth the name, age and principal occupation for the previous five years of each nominee for Director and the year in which each became a Director:

                                                                                       SERVED AS
                                                                                       DIRECTOR
         NAME            AGE                    PRINCIPAL OCCUPATION                     SINCE
         ----            ---                    --------------------                   ---------
Stephen F. Thornton      58    Chairman of the Board of the Company since 1987;          1984
                               President and Chief Executive Officer of the Company
                               since 1984.
Remigius G. Shatas       50    Executive Vice President -- Technology and                1981
                               Acquisitions and Secretary of the Company since April
                               1997; Senior Vice President, Chief Technical Officer
                               and Secretary of the Company from 1995 to 1997; Chief
                               Technical Officer, Secretary and Treasurer of the
                               Company from 1984 to 1995.
David S. Butler          56    President of Electronic Manufacturer's Agents since       1984
                               1974.
Oscar L. Pierce          66    Retired as a Vice President of Universal Data Systems,    1988
                               Inc. in 1985.
Douglas E. Pritchett     42    Chief Financial Officer of Barber Dairies, Inc. since     1995
                               1992; Partner, Coopers & Lybrand L.L.P. from 1987 to
                               1992.
Doyle C. Weeks           52    Senior Vice President -- Finance, Chief Financial         1998
                               Officer, and Treasurer of the Company since 1995 and
                               also Assistant Secretary of the Company since January
                               1998; Vice President -- Finance, Chief Financial
                               Officer and Treasurer of Phoenix Microsystems, Inc.
                               from 1985 to 1994 and member of the Board during 1994.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held four meetings during Fiscal 1998. All of the Directors were present at all of the meetings of the Board of Directors and the committees on which they served during Fiscal 1998.

     The Audit Committee, consisting of Douglas E. Pritchett, Oscar L. Pierce and David S. Butler, confers with the auditors and determines the scope of their annual and interim examinations, determines through discussions with the auditors and otherwise that no restrictions were placed by management on the scope of the examination or its implementation, inquires into the effectiveness of the Company's accounting and internal control functions, reports to the Board of Directors on the results of the committee's activities and recommends any changes in the appointment of independent auditors which the committee may deem to be in the best interest of the Company and its shareholders. No member of the Audit Committee may be an officer or employee of the Company. The Audit Committee held one meeting during Fiscal 1998, and all members of the committee were present.

     The Compensation Committee, consisting of David S. Butler, Oscar L. Pierce and Douglas E. Pritchett, establishes the general compensation policy for the Company and has the responsibility for the approval of increases in directors' fees and for determining salaries and bonuses paid to executive officers of the Company. The Compensation Committee also possesses all of the powers of administration under all of the Company's employee benefit plans, including the Company's 1995 Employee Stock Option Plan, as amended (the "1995 Employee Plan"), the 1998 Employee Stock Incentive Plan and any bonus plans, retirement plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee determines, subject to the provisions of the Company's plans, the directors, officers and employees of the Company eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee held two meetings during Fiscal 1998, and all members of the committee were present at both meetings.

     The Company has no nominating committee.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Messrs. Butler, Pierce and Pritchett received $5,000 as annual compensation in Fiscal 1998 for serving on the Board of Directors. Mr. Pritchett also received $5,000 in Fiscal 1998 as compensation for serving as chairman of the Audit Committee. All directors are eligible to receive reimbursement of travel expenses incurred in attending Board of Directors and committee meetings.

     During Fiscal 1998, options to purchase shares of the Company's Common Stock were granted to each of the three (3) outside directors. After taking into account the Stock Split, the options awarded in Fiscal 1998 were as follows:
David S. Butler -- 3,750 shares at an exercise price of $21.63 per share; Oscar
L. Pierce -- 3,750 shares at an exercise price of $21.63 per share; and Douglas
E. Pritchett -- 3,750 shares at an exercise price of $21.63 per share.

OFFICERS

     The offices held by Stephen F. Thornton, Remigius G. Shatas and Doyle C. Weeks are designated in the Nominees chart appearing on page 3 of this Proxy Statement. Robert A. Asprey, age 47, has been employed by the Company since 1986 and was elected Vice President of the Company in 1986, Senior Vice President -- Engineering and Director of Engineering of the Company in 1995 and Senior Vice President, Chief Scientist of the Company in 1997. R. Byron Driver, age 57, has been employed by the Company since 1992 and was elected Senior Vice
President -- Operations and Chief Operating Officer in 1995. From 1985 to 1992, he was Vice President of Astrocom Corporation, a data communications company. Christopher L. Thomas, age 42, served as the Company's Engineering Product Manager from February 1995 to March 1996, Vice President of Engineering from March 1996 to April 1997 and currently serves as Senior Vice President of Engineering. Gary R. Johnson, age 48, Senior Vice President of Sales and Marketing since April 1997, was formerly Vice President of Sales Channel Development from March 1996 to March 1997. From May 1986 to February 1996, he was the owner of Sales and Marketing Solutions, Inc. In March 1998, Kieran MacSweeney, age 40, was promoted to President of Cybex Europe Ltd. He was formerly Managing Director of Cybex Europe Ltd. from October 1996 to March 1998.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF THE PROPOSED NOMINEES TO THE BOARD OF DIRECTORS.

                       1998 EMPLOYEE STOCK INCENTIVE PLAN

     On April 27, 1998, the Board of Directors adopted, subject to the approval of the Company's shareholders, the 1998 Employee Stock Incentive Plan (the "1998 Employee Plan"), which reserves 750,000 shares of the Company's Common Stock for issuance pursuant to the exercise of options or restricted stock awards granted under the 1998 Employee Plan to officers and employees of the Company. All active, full-time employees of the Company will be eligible to participate in the 1998 Employee Plan.

     The Company's Compensation Committee will administer the 1998 Employee Plan and will nominate officers and employees to whom options or restricted stock awards are to be granted by the Board of Directors. The exercise price and vesting schedule for option and restricted stock award grants will be established at the time of grant by the Compensation Committee, in its sole discretion. Generally, the exercise price for options is the market value of the Company's Common Stock on the grant date and the term will be ten (10) years. Options granted under the 1998 Employee Plan will be either "non-qualified stock options" or "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1998 Employee Plan will not be a qualified pension, profit sharing or stock bonus plan under
Section 401(a) of the Code, nor will the 1998 Employee Plan be an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     Under the 1998 Employee Plan, a restricted stock award is the right to the grant or purchase, at a price determined by the Compensation Committee, of Common Stock of the Company which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met. The conditions for vesting may be based on continuing employment or the achievement of preestablished financial objectives or both, and will be determined by the Compensation Committee.

     An optionee will recognize no taxable income upon the grant of a stock option or the grant of a restricted stock award. With respect to incentive stock options (i) no taxable income will be realized by an optionee upon the exercise of the incentive stock option (except as may be incurred under the "minimum tax for tax preferences" provisions of the Code), provided that at all times during the period beginning with the date of the granting of the incentive stock option and ending on the day three (3) months before the date of such exercise, such individual was an employee of the Company; (ii) the optionee, upon the disposition of the shares acquired upon such exercise, will realize capital gains or losses, rather than ordinary income or loss, in the amount of the difference between the option price and the sale price, provided the optionee satisfies the holding period required in Section 422 of the Code; and (iii) the Company will not be allowed any deduction for federal income tax purposes with respect to the shares issued upon the exercise of the incentive stock options.

     Upon the exercise of a non-qualified option, the optionee will recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price paid for the shares pursuant to the option. The optionee's tax basis for the Common Stock acquired upon exercise of a nonqualified option will be increased by the amount of such taxable income. The Company will be entitled to a federal income tax deduction in an amount equal to such excess, provided the Company complies with the applicable withholding rules.

     As of the date hereof, no options or restricted stock awards have been granted under the 1998 Employee Plan.

     The affirmative vote of the holders of a majority of the shares present (or represented) and entitled to vote at the meeting is required for approval of the proposed amendment to the 1998 Employee Plan. For purposes of the vote on the proposed amendment, abstentions will have the same effect as votes against the proposed amendment, and broker non-votes will not be counted as shares entitled to vote on the matter and will have no effect on the result of the vote. Both abstentions and broker non-votes will count toward the presence of a quorum at the annual meeting.

     As of July 10, 1998, the market value of the Common Stock of the Company was $27.50 per share.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE 1998 EMPLOYEE PLAN.

                             SELECTION OF AUDITORS

     PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P., which merged with Price Waterhouse LLP, effective July 1, 1998), 1901 Sixth Avenue North, 1600 AmSouth Harbert Plaza, Birmingham, Alabama 35203, is recommended for selection as the independent auditors of the Company for the current fiscal year. Coopers & Lybrand L.L.P. has served as independent auditors of the Company for the fiscal years ended March 31, 1997 and 1998 and has performed an audit of the financial statements of the Company for the fiscal year ended March 31, 1998. Services provided by PricewaterhouseCoopers LLP include work related to the audit of the annual financial statements of the Company, reviews of unaudited quarterly financial information and filings with the Securities and Exchange Commission (the "SEC"), and preparation of state and federal income tax returns. A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting, and will have the opportunity to make a statement, if he desires, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to ownership of shares of the Company's Common Stock as of July 10, 1998, by (i) each of the Company's directors; (ii) the Company's chief executive officer ("CEO") and the four most highly compensated executive officers of the Company other than the CEO whose total annual salary and bonus exceeded $100,000 in Fiscal 1998 (collectively, the "Named Executive Officers"), (iii) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock, and (iv) all directors and executive officers (including the Named Executive Officers) of the Company as a group. Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned.

                                              COMMON STOCK BENEFICIALLY OWNED
                                              --------------------------------
NAME                                          # OF SHARES(1)        % OF CLASS
----                                          --------------        ----------
Stephen F. Thornton                               743,605(2)(11)       8.95%
Remigius G. Shatas                                471,277(3)           5.68%
FMR Corporation
82 Devonshire Street
Boston, MA 02109                                  521,100              6.28%
Robert A. Asprey                                  279,937(4)           3.37%
Oscar L. Pierce                                   325,050(5)(11)       3.91%
David S. Butler                                   148,834(6)           1.79%
R. Byron Driver                                    51,287(7)              *
Doyle C. Weeks                                     42,600(8)              *
Douglas E. Pritchett                               24,750(9)              *
All executive officers and directors as
a group (8 persons)                             2,087,340(10)         24.75%

---------------

   * Less than 1%

 (1) The number of shares set forth in the table reflects the 3-for-2 stock split effected on April 28, 1998.

 (2) Includes (i) 399,543 shares owned directly by Stephen F. Thornton (of which 13,500 shares are represented by exercisable options); (ii) 168,000 shares owned by Judy Thornton, his wife; and (iii) 176,062 shares held by the Thornton Family Limited Partnership, of which Mr. Thornton is a general partner and as to which he may be deemed to share voting and investment power.

 (3) Includes (i) 317,902 shares owned directly by Remigius G. Shatas (of which 11,250 shares are represented by exercisable options); (ii) 3,375 shares owned by his wife; and (iii) 150,000 shares held by Shatas Partners, Ltd., of which Mr. Shatas is a general partner and as to which he may be deemed to share voting and investment power.

 (4) Includes 11,250 shares represented by exercisable options.

 (5) Includes (i) 302,550 shares owned directly by Oscar L. Pierce (of which 15,000 shares are represented by exercisable options); and (ii) 22,500 shares owned by his wife.

 (6) Includes (i) 123,022 shares owned directly by David S. Butler (of which 23,437 shares are represented by exercisable options); (ii) 5,000 shares held by him in his 401(k) Plan; and (iii) 20,812 shares owned by his wife.

 (7) Includes (i) 51,212 shares owned directly by R. Byron Driver (of which 3,000 shares are represented by exercisable options); and (ii) 75 shares owned by his wife.

 (8) Includes (i) 40,125 shares owned directly by Doyle C. Weeks (of which 39,375 shares are represented by exercisable options); and (ii) 2,475 shares held by him in his IRA.

 (9) Includes 24,750 shares owned directly by Douglas E. Pritchett (of which 23,250 shares are represented by exercisable options).

(10) Includes 140,062 shares represented by exercisable options.

(11) Oscar L. Pierce is the brother-in-law of Stephen F. Thornton. These two individuals beneficially own, in the aggregate, 1,068,655 shares (of which 28,500 shares are represented by exercisable options), constituting approximately 12.84% of the total outstanding Common Stock of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. The executive officers, directors and greater than 10% stockholders of the Company are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific due dates for these reports and the Company is required to report in this Proxy Statement any failure to file reports as required during Fiscal 1998. Based upon a review of these filings, the Company believes that the reporting and filing requirements relating to ownership of Common Stock were complied with during Fiscal 1998, except that Mr. Pierce was late in filing one report regarding a gift of 22,500 shares to his wife.

                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table is a summary of certain information concerning the compensation earned by the Company's chief executive officer and each of the other four most highly compensated executive officers during the last three fiscal years.

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                   ------------
                                                  ANNUAL              NO. OF
                                               COMPENSATION         SECURITIES
                                            -------------------     UNDERLYING        ALL OTHER
          NAME/POSITION             YEAR     SALARY      BONUS      OPTIONS(1)     COMPENSATION(2)
          -------------             ----    --------    -------    ------------    ---------------
Stephen F. Thornton, Chairman of    1998    $165,150    $89,800     22,500             $5,055
the Board, Chief Executive Officer  1997     160,150     32,000     22,500              5,416
and President                       1996     154,000     11,399        0                5,021

Remigius G. Shatas, Executive Vice  1998     139,650     75,921     18,750              3,712
President -- Technology and         1997     135,150     27,000     18,750              3,159
Acquisitions and Secretary          1996     129,942      9,475        0                3,085

Robert A. Asprey, Senior Vice       1998     124,150     67,486     18,750              3,172
President, Chief Scientist          1997     120,150     18,000     18,750              2,148
                                    1996     115,371      8,411        0                2,572

R. Byron Driver, Senior Vice        1998     115,150     62,588     15,000              2,092
President -- Operations and         1997     105,150     10,500        0                1,610
Chief Operating Officer             1996     102,450      7,468        0                2,086

Doyle C. Weeks, Senior Vice         1998     115,150     97,588     15,000              3,826
President -- Finance, Chief         1997     105,150     25,500     15,000              2,688
Financial Officer, Treasurer,       1996     100,939     22,506     15,000              2,599
and Assistant Secretary

---------------

(1) The amounts listed in this column represent the number of securities underlying options after taking into account the Stock Split.

(2) The amounts listed in this column represent for 1998, 1997 and 1996, respectively: (i) employer contributions to the Company's 401(k) Retirement
    Plan: Stephen F. Thornton, $1,843, $2,573 and $2,178; Remigius G. Shatas, $2,502, $2,045 and $1,971; Robert A. Asprey, $2,033, $996 and $1,460; R.
    Byron Driver, $994, $530 and $1,036; and Doyle C. Weeks, $2,728, $1,608 and
    $1,627; (ii) life insurance premiums: Stephen F. Thornton, $2,638, $2,269 and $2,269; Remigius G. Shatas, $636, $540 and $540; Robert R. Asprey, $565, $578 and $538; R. Byron Driver, $524, $506 and $478; and Doyle C. Weeks,

    $524, $506 and $432; and (iii) disability insurance premiums: Stephen F. Thornton, $574, $574 and $574; Remigius G. Shatas, $574, $574 and $574;
    Robert A. Asprey, $574, $574 and $574; R. Byron Driver, $574, $574 and $572;
    and Doyle C. Weeks, $574, $574 and $540.

     Option Grants in Fiscal 1998. The following table sets forth certain information concerning individual grants of stock options made during Fiscal 1998 to certain of the Named Executive Officers:

                                NUMBER OF                                             POTENTIAL REALIZABLE
                                SECURITIES    % OF TOTAL                                VALUE AT ASSUMED
                                UNDERLYING     OPTIONS      EXERCISE                     RATES OF STOCK
                                 OPTIONS      GRANTED TO     OR BASE                 PRICE APPRECIATION FOR
                                 GRANTED     EMPLOYEES IN     PRICE     EXPIRATION    OPTION      TERMS(2)
             NAME                 (#)(1)     FISCAL YEAR    ($/SHARE)      DATE        5%($)       10%($)
             ----               ----------   ------------   ---------   ----------   ---------   ----------
Stephen F. Thornton               22,500         9.58         11.92      4/28/07      168,622     427,322
Remigius G. Shatas                18,750         7.99         10.83      4/28/07      127,744     323,729
Robert A. Asprey                  18,750         7.99         10.83      4/28/07      127,744     323,729
R. Byron Driver                   15,000         6.39         10.83      4/28/07      102,195     258,983
Doyle C. Weeks                    15,000         6.39         10.83      4/28/07      102,195     258,983

---------------

(1) The amounts listed in this column represent the number of securities underlying options after taking into account the Stock Split. All options outstanding were issued under the Company's 1995 Employee Plan. Options are exercisable 20% per year commencing on the first anniversary of the grant date.

(2) Based upon the market price on the date of grant and an annual appreciation at the rate stated of such market price through the expiration date of such options. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

     Option Exercises and Year-End Values. The following table sets forth certain information concerning the exercise of stock options during Fiscal 1998 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

                                                       NUMBER OF      NUMBER OF      VALUE OF         VALUE OF
                                                      SECURITIES     SECURITIES     UNEXERCISED     UNEXERCISED
                                                      UNDERLYING     UNDERLYING       IN-THE-         IN-THE-
                               SHARES                 UNEXERCISED    UNEXERCISED       MONEY           MONEY
                              ACQUIRED      VALUE     OPTIONS AT     OPTIONS AT     OPTIONS AT       OPTIONS AT
                             ON EXERCISE   REALIZED    FY-END(#)      FY-END(#)      FY-END($)       FY-END($)
           NAMES                 (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
           -----             -----------   --------   -----------   -------------   -----------   ----------------
Stephen F. Thornton                 0            0       4,500         40,500          43,236         393,249
Remigius G. Shatas                  0            0       3,750         33,750          40,155         364,520
Robert A. Asprey                    0            0       3,750         33,750          40,155         364,520
Doyle C. Weeks                 15,000      178,338      30,375         50,250         520,380         668,993
R. Byron Driver                25,312      359,992           0         15,000               0         163,120

     401(k) Retirement Plan. The Company maintains a retirement plan pursuant to Section 401(k) of the Code (the "KPlan"), which requires, subject to certain limited exceptions, three months of service and a minimum of 1,000 hours worked annually to become a participant in the KPlan. The Company will match 25% of an employee's contributions up to 6% of the employee's compensation. The Company's expense for matching contributions totaled $32,353, $52,623 and $58,088 for Fiscal 1996, Fiscal 1997 and Fiscal 1998, respectively.

     The Company may make discretionary contributions to the KPlan in an amount determined annually by the Board of Directors. The Company elected to make no discretionary contributions to the KPlan for Fiscal 1996, Fiscal 1997 and Fiscal 1998. Company contributions are allocated to each participant on the basis of compensation. Participants may make contributions to the KPlan on a payroll deduction basis, and the Company may make matching contributions on behalf of each participant. A separate salary reduction account and matching employer contribution account are maintained for each participant. All accounts are vested at retirement, death, or disability. Upon any other termination of employment, matching and discretionary contributions are vested after the fifth year of service. Subject to certain restrictions and tax penalties, participants may make early withdrawals from their salary reduction accounts.

     The Company also maintains a defined contribution plan (the "Contribution Plan") for employees of its wholly-owned subsidiary, Cybex Europe, Ltd. The Contribution Plan provides for employer contributions of 5% of employee base salary and permits voluntary employee contributions of 5% of base salary. All employee contributions vest immediately upon contribution, and employer contributions vest ratably over five years. For Fiscal 1997 and Fiscal 1998, the Company contributed $7,026 and $20,110, respectively, to the Contribution Plan.

EMPLOYMENT AND CONFIDENTIALITY AGREEMENTS

     Employment Agreements. The Named Executive Officers of the Company are parties to Employment and Noncompetition Agreements ("Employment Agreements"). Each Employment Agreement is effective as of April 1, 1995, and has a five-year term that is automatically extended on April 1 of each year thereafter for one additional year. Under each Employment Agreement, the employee receives an annual base salary, subject to annual increases at the discretion of the Compensation Committee (not less than the annual cost of living increase percentage), and is entitled to receive an annual bonus at the discretion of the Compensation Committee and to participate in the Company's 1995 Employee Plan and all other benefit programs generally available to executive officers of the Company.

     Under the terms of the Employment Agreements, Messrs. Thornton, Shatas and Asprey have each agreed that during the term of his employment with the Company and for a term of 18 months thereafter, he will not compete, without the prior written consent of the Company, with the Company by engaging in any capacity in any business which is competitive with the business of the Company. Messrs. Weeks and Driver have agreed not to compete with the Company for a period of 12 months after termination of employment with the Company.

     Under the terms of the Employment Agreements, the Company may terminate an executive's employment for "cause," which includes acts of (i) willful dishonesty, fraud, or deliberate injury or attempted injury to the Company or
(ii) the executive's willful material breach of the Employment Agreement which has resulted in material injury to the Company, in which event, the executive shall receive salary, bonus, and other benefits through the date of termination. Under the terms of the Employment Agreements, if a participating executive is terminated by the Company without cause, he is entitled to receive his accrued salary, earned bonus and other benefits through the date of termination. In addition, each of Messrs. Thornton, Shatas and Asprey would receive severance compensation equal to his base salary for a period of 18 months following the date of termination and an amount equal to his average annual bonus during the two years immediately preceding his termination. Messrs. Driver and Weeks would each receive severance compensation equal to his base salary for a period of six months following the date of termination and an amount equal to one-half his average annual bonus during the two years immediately preceding his termination. At the executive officer's election, he may receive a lump sum severance amount equal to the present value of such severance payments (using a discount rate equal to the 90-day Treasury bill interest rate in effect on the date of delivery of such election notice). The executive officers are also entitled to accelerated vesting of any award granted under the 1995 Employee Plan upon termination without cause.

     If a "change-in-control" (acquisition of 20% or more of the Common Stock without approval by the Board of Directors of the Company) occurs, each executive officer may terminate his Employment Agreement and receive the severance compensation described above.

     The Company has agreed to indemnify each executive officer under his Employment Agreement for certain liabilities arising from actions taken by the executive officer within the scope of his employment.

     Confidentiality Agreements. All key employees of the Company, including the executive officers, have signed nondisclosure agreements pursuant to which each has agreed not to disclose any of the Company's confidential information and to assign to the Company any rights he or she may have in any design, invention, software, process, trade secret, or intellectual property that relates to or resulted from work performed at the Company.

COMPENSATION COMMITTEE REPORT

     Introduction. This report of the Compensation Committee of the Board of Directors discusses the compensation policies and the basis for the compensation paid to the Company's executive officers and to the Company's Chief Executive Officer, Stephen F. Thornton, during the fiscal year ended March 31, 1998.

     The Company's policy with respect to executive compensation has been designed to (1) adequately and fairly compensate executive officers in relation to their responsibilities, capabilities and contributions to the Company, (2) reward executive officers for the achievement of short-term operating goals and for the enhancement of the long-term shareholder value of the Company; and (3) align the interest of executive officers with those of the Company's shareholders with respect to short-term operating results and long-term increases in the price of the Company's Common Stock.

     The components of compensation paid to executive officers consist of (1) base salary, (2) incentive compensation in the form of an annual bonus, (3) options awarded by the Company under the 1995 Employee Plan, (4) options or shares of restricted stock awarded by the Company under the 1998 Employee Plan,
(5) amounts paid on behalf of executives under the Company's KPlan and (6) certain other benefits provided to executive officers.

     The Compensation Committee establishes the general compensation policy for the Company and has the responsibility for approving cash compensation and increases in compensation paid to executive officers of the Company. The Compensation Committee also administers the Company's 1995 Employee Plan and the 1998 Employee Plan (collectively, the "Incentive Plans"). The Compensation Committee selects the individuals who will receive awards under the Incentive Plans and determines the timing, pricing and amounts of options or shares of restricted stock granted under the Incentive Plans, each in accordance with the terms of the respective Incentive Plan. The Compensation Committee consists of three non-employee directors of the Company. The Board of Directors of the Company is responsible for determining annual contributions by the Company under the Company's KPlan.

     The Company's executive compensation program has historically emphasized the use of incentive based compensation to reward members of senior management for the achievement of short-term operating goals and for increasing the long-term shareholder value of the Company, and the Compensation Committee intends to continue that policy. Annual bonus payments are discretionary and are related primarily to the operating performance of the Company, in general, and the executive, in particular. The Company has also utilized stock options in the past to motivate a substantial number of employees, including the executive officers, and to reward such employees for increases in the price of the Company's Common Stock. The Company believes that its compensation policies reward management when the Company and its shareholders have benefitted from short-term operating results and long-term increases in the price of the Company's Common Stock.

     Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as profitability, performance relative to competitors, timely product enhancements, new product introductions and new product acquisitions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and Company values are fostered.

     Compensation Vehicles. The Company has had a long and successful history of using a simple total compensation program that consists of cash-based and equity-based compensation. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance shareholder value, motivate technological innovation, foster teamwork, and adequately reward employees. The compensation vehicles include cash-based and equity-based compensation.

     Base Salary. Each year, the Compensation Committee reviews and approves the base salaries paid by the Company to the executive officers. All of the Named Executive Officers executed employment agreements with the Company. These employment agreements provide for a base salary for each executive officer. At its meeting on April 27, 1997, the Compensation Committee determined that a larger percentage of annual compensation payable to the executive officers of the Company should be tied to increases in the market price of the Company's Common Stock. Accordingly, the base salaries of all executive officers of the Company for Fiscal 1998 were increased by approximately the cost of living increase percentage as of April 1, 1997, except for R. Byron Driver and Doyle C. Weeks, each of whom received an increase in base salary of $10,000. The Compensation Committee believes that base salaries earned by the Company's executive officers have historically been reasonable in relation to the Company's performance.

     Annual Bonus. The employment agreements with the Company's Named Executive Officers contemplate consideration of discretionary annual bonuses. The annual bonus is designed to reward the achievement of short-term operating goals and long-term increases in shareholder value. On April 27, 1997, the Compensation Committee adopted a bonus program for senior executive officers of the Company for Fiscal 1998 designed to award bonuses to the senior executives based upon the achievement of certain financial goals in Fiscal 1998. The bonus program is divided into two elements. The first element is based on the achievement of certain sales and net income goals. In particular, the bonus program awards a 10% bonus if a specific revenue target was achieved and an additional 10% bonus if a specific earnings per share target was achieved, excluding mergers, acquisitions and reorganizations during Fiscal 1998. On April 27, 1998, the Compensation Committee authorized the payment of bonuses to its executive officers and staff employees based upon their respective performance and contribution toward the attainment of the goals of the Company for Fiscal 1998. During Fiscal 1998, the goals of the Company were to increase net sales and net income, introduce new products, introduce enhancements to existing products, expand the Company's customer base, expand its manufacturing, marketing and distribution facilities in Europe, and increase international sales. Substantially all of its goals for Fiscal 1998 were achieved, including the specific revenue and earnings per share targets. The Compensation Committee evaluated the performance of each executive officer and concluded that the successful performance of the Company during Fiscal 1998 was due largely to the efforts of all of the executive officers. The amount of the bonuses for the executive officers was based on the achievement of the financial goals by the Company in Fiscal 1998 as set out in the bonus program and bonuses for other employees were based upon a subjective assessment of the performance of the Company during Fiscal 1998 and the individual performance of such employees as compared with the Company's and the employee's goals for the year.

     The opportunity for an annual cash bonus reflects the degree to which an executive contributes to the realization of established short term objectives of the Company and increasing long-term shareholder value and is intended to be a substantial incentive for the executive officers to achieve those objectives. Annual incentives and the combined annual cash compensation are intended to be competitive with comparable market practices. The Compensation Committee has established target financial objectives of the Company and the annual incentive bonuses to be given to the executive officers, relating to the attainment of the objectives. For Fiscal 1998, the Compensation Committee determined that a larger percentage of executive compensation would be in the form of incentive compensation based on increases in the market price of the Company's Common Stock. Executive bonuses and incentive compensation for Fiscal 1998 consisted of two elements. The first element consisted of a twenty percent (20%) cash bonus to executive officers of the Company for the achievement of certain sales and net income goals, as outlined above. The second element of the annual cash bonus was based on increases in the market price of the Common Stock. A cash bonus equal to two percent (2%) of base salary was paid to each executive officer of the Company for each five percent (5%) increase in the market price of the Common Stock at March 31, 1998, as compared to the market price of the Common Stock at April 30, 1997. Similarly, a reduction in the market price of the Common Stock would reduce the bonus under the first element by an amount equal to two percent (2%) of base salary for each five percent (5%) decrease in the market price of the Common Stock. The price of the Common Stock had appreciated 86% from April 30, 1997 to March 31, 1998. Therefore, the bonus percentage amount was 34.4% for Fiscal 1998. The Compensation Committee approved the payment of bonuses to all senior executive officers with the exception of Gary Johnson, Senior Vice President of Sales and Marketing and Kieran MacSweeney, President of Cybex Europe, whose cash bonuses were based on achieving varying levels of sales and profits, respectively. The Compensation Committee is solely responsible for determining any bonus for Mr. Thornton.

     The Compensation Committee also approved annual and one-time cash bonuses to employees of the Company for Fiscal 1998 of up to an aggregate of $410,000.

     Incentive Compensation. The purpose of the Company's Incentive Plans is to provide additional incentives to employees to work to maximize shareholder value. The Company also recognizes that a stock incentive program is a necessary element of a competitive compensation package for its employees. The Incentive Plans utilize vesting periods to encourage key employees to continue in the employ of the Company and thereby act as a retention device for key employees. The Company believes that the program encourages employees to maintain a long-term perspective. The Company grants stock options annually to a broad-based group of the total employee population. For Fiscal 1998, the Company granted options to purchase 120,000 shares of Common Stock to certain key employees, of which options to purchase shares were granted to the following executive officers: 22,500 to Stephen F. Thornton, 18,750 to Remigius G. Shatas, 18,750 to Robert A. Asprey, 15,000 to R. Byron Driver and 15,000 to Doyle C. Weeks.

     In determining the size of an option award for an executive officer, the Compensation Committee's primary considerations are the "grant value" of the award and the performance of the officer measured against the same performance criteria described above under "Introduction" which is used to determine salary. In addition to considering the grant value and the officer's performance, the Committee also considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that officer. The Company does not assign specific weights to these items. Options to purchase shares of the Company's Common Stock are generally at the fair market value of such shares as reported by the NASDAQ Stock Market on the date of grant. Under the terms of the Incentive Plans, the Compensation Committee has sole authority, within the terms of the Incentive Plans, to select the employees who will be granted options under the Incentive Plans and to determine the timing, pricing and amount of options awarded. The Compensation Committee has adopted guidelines with respect to the granting of options under the Incentive Plans to employees upon their promotion to important managerial or supervisory classifications. These guidelines, which were developed over a number of years, are designed to reward employees upon promotion to important positions and to provide such employees with the opportunity to share in increases in the long-term shareholder value of the Company in amounts that are consistent with their managerial responsibilities. The Compensation Committee believes that stock options granted under the Incentive Plans reward executive officers only to the extent that shareholders have benefitted from increases in the value of the Company's Common Stock.

     CEO Compensation. Stephen F. Thornton has been President and Chief Executive Officer of the Company since 1984 and Chairman of the Board since 1987. The Compensation Committee used the same compensation policy described above for all employees to determine Mr. Thornton's Fiscal 1998 compensation. In setting Mr. Thornton's compensation, the Compensation Committee made an overall assessment of Mr. Thornton's leadership in achieving the Company's long-term strategic and business goals. Mr. Thornton's base salary reflects a consideration of both the Company's performance and Mr. Thornton's individual performance. The Company does not assign specific weights to these categories.

     In April 1997, the Compensation Committee increased Mr. Thornton's base salary from $160,150 to $165,150 and approved a bonus to Mr. Thornton of $32,000 for Fiscal 1997, which was approximately 20% of base salary. On April 27, 1998, the Compensation Committee approved a bonus for Mr. Thornton for Fiscal 1998 of $89,800 in accordance with the Company's bonus program for senior executive officers adopted in April 1997 by the Compensation Committee.

     Members of the Compensation Committee

     David S. Butler
     Oscar L. Pierce
     Douglas E. Pritchett

COMPARATIVE PERFORMANCE GRAPH

     The following line graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock from July 28, 1995, the completion of the Company's initial public offering, to March 31, 1998, against the cumulative total return of the NASDAQ Stock Market -- U.S. and the cumulative total return of a published group index for the NASDAQ Computer Manufacturer group (Peer Group), provided by the NASDAQ Stock Market. The graph assumes the investment on July 28, 1995, of $100 in Cybex Computer Products Corporation Common Stock, the NASDAQ Stock Market -- U.S. and the Peer Group. The cumulative total return assumes reinvestment of dividends.

                COMPARISON OF 32 MONTH CUMULATIVE TOTAL RETURN*
       AMONG CYBEX COMPUTER PRODUCTS CORPORATION, THE NASDAQ STOCK MARKET
            (U.S.) INDEX AND THE NASDAQ COMPUTER MANUFACTURER INDEX

                      [Comparative performance graph here]

                                                       CYBEX             NASDAQ
                                                      COMPUTER           STOCK             NASDAQ
               MEASUREMENT PERIOD                     PRODUCTS           MARKET           COMPUTER
             (FISCAL YEAR COVERED)                  CORPORATION          (U.S.)         MANUFACTURER
7/28/95                                                     100.00            100.00            100.00
3/31/96                                                         82               119               127
3/31/97                                                         86               132               139
3/31/98                                                        192               200               246

* $100 invested on July 28, 1995 in stock or on June 30, 1995 in index -- including reinvestment of dividends. Fiscal year ending March 31.

                              GENERAL INFORMATION

SHAREHOLDERS LIST

     A complete list of the Shareholders entitled to vote at the annual meeting of Shareholders to be held on August 17, 1998, will be available for inspection during normal business hours at the principal office of the Company for a period of at least 10 days prior to the meeting, upon written request to the Company by a Shareholder, and at all times during the annual meeting at the place of the meeting.

     Cybex computer products corporation will provide without charge a copy of its annual report on Form 10-K, including the financial statements and schedules thereto, for its fiscal year ended March 31, 1998, to any beneficial owner of Cybex Computer Products Corporation Common Stock as of July 10, 1998, who requests in writing a copy of such from its Chief Financial Officer, Doyle C. Weeks, c/o Cybex Computer Products Corporation, 4991 Corporate Drive, Huntsville, Alabama 35805.

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Shareholder proposals to be presented for consideration at the next annual meeting of shareholders of the Company must be received by the Company at its executive offices at 4991 Corporate Drive, Huntsville, Alabama 35805 no later than June 1, 1999.

COUNTING OF VOTES

     All matters specified in this Proxy Statement to be voted on at the annual meeting will be by written ballot. Inspectors of election will be appointed, among other things, to determine the number of shares outstanding, to determine the shares represented at the annual meeting, to determine the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, and to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the annual meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     Inspectors of election will treat shares referred to as "broker non-votes" (i.e., shares held by a broker, or other fiduciary, holding shares for a beneficial owner with authority to vote on one proposal but lacking authority to vote on another proposal) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

MISCELLANEOUS

     The Company will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of the directors, officers and employees of the Company may, without any additional compensation, solicit proxies in person or by telephone.

     Management of the Company is not aware of any matters other than those described above which may be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.

     A copy of the Company's Annual Report has been mailed to all shareholders entitled to notice of and to vote at the annual meeting.

                           INCORPORATION BY REFERENCE

     The Consolidated Financial Statements of the Company and Management's Discussion and Analysis of Financial Conditions and Results of Operations, set forth in the Company's Annual Report to Shareholders accompanying this Proxy Statement, are hereby incorporated by reference herein.

                                         CYBEX COMPUTER PRODUCTS CORPORATION

                                      /s/ REMIGIUS G. SHATAS
                                      Remigius G. Shatas

                                      Secretary

                                                                APPENDIX

                      CYBEX COMPUTER PRODUCTS CORPORATION
                              HUNTSVILLE, ALABAMA

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON THE 17TH DAY OF AUGUST, 1998.

     The undersigned hereby appoints Stephen F. Thornton and Remigius G. Shatas, and each of them, each with the power to appoint his substitute, attorneys with the powers the undersigned would possess if personally present to vote all of the Common Stock of Cybex Computer Products Corporation held of record by the undersigned on July 10, 1998, at the annual meeting of the Shareholders to be held on the 17th day of August, 1998, at the Holiday Inn, Research Park, 5903 University Dr., N.W., Huntsville, Alabama 35806, at 10:30 A.M. (local time), and at any adjournments thereof, upon the matters set forth on the reverse side and described in the notice and proxy statement for said meeting, copies of which have been received by the undersigned; and, in their discretion, upon all other matters which may come before the meeting. Without otherwise limiting the general authorization hereby given, said attorneys are instructed to vote as follows on the matters set forth hereon.

     If your address has changed, please note new address:

     ______________________________________________________
     ______________________________________________________
     ______________________________________________________

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -
                                                              Please mark
                                                             your votes as   [X]
                                                             indicated in
                                                             this example
(1) ELECTION OF DIRECTORS

      FOR all nominees        WITHHOLD
        listed below         AUTHORITY
         (except as       to vote for all
         marked to            nominees
       the contrary)        listed below

            [ ]                 [ ]

INSTRUCTION - TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

STEPHEN F. THORNTON, REMIGIUS G. SHATAS, DAVID S. BUTLER, OSCAR L. PIERCE, DOUGLAS E. PRITCHETT, DOYLE C. WEEKS

(2) Proposal to adopt the 1998 Employee Stock Incentive Plan with 750,000 shares of Common Stock reserved for issuance thereunder.

              FOR       AGAINST    ABSTAIN

              [ ]         [ ]        [ ]

(3) Proposal to ratify the engagement of the accounting firm of PricewaterhouseCoopers LLP as independent public accounts for the current fiscal year.

              FOR       AGAINST    ABSTAIN

              [ ]         [ ]        [ ]

(4) In their discretion, upon such other matters as may properly come before the meeting.

To help our preparations for the meeting, please check here if you
plan to attend.                                                              [ ]

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN THOUGH YOU PLAN TO ATTEND THIS MEETING.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL OF THE PROPOSALS.

                 SIGN HERE EXACTLY AS NAME(S) APPEAR(S) HEREON:

________________________________________________________________________________

Date: ______________________________________

________________________________________________________________________________

Date: ______________________________________

     When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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